EXHIBIT 4.27

WARRANT AGREEMENT

between

Foster Wheeler Ltd.

and

Mellon Investor Services LLC, as Warrant Agent

Dated as of              , 2004

WARRANT AGREEMENT

This Warrant Agreement, dated as of                     , 2004 (this “Agreement”), is between Foster Wheeler Ltd., a Bermuda company (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company (the “Warrant Agent”).

The Company, at or about the time that it is entering into this Agreement, proposes to issue (a) to the holders of its outstanding 9.00% Preferred Securities, Series I (liquidation amount $25 per trust security) issued by FW Preferred Capital Trust I that tender in the exchange offer described in the Company’s registration statements on Form S-4 (File No. 107054) and Form S-4 (File No. _____), each declared effective by the Securities and Exchange Commission on _______, 2004 (the “Form S-4”), warrants (the “Class A Warrants”) to purchase ___1of the Company’s common shares par value $0.01 per share (the “Common Shares”) or in certain circumstances, the Company’s Series B Convertible Preferred Shares (liquidation preference $0.01 per preferred share) (the “Preferred Shares”) and (b) to the existing registered holders of common shares of the Company, on the date preceding the closing date of the exchange offer described in the Form S-4, warrants to purchase ___1 Common Shares, or, in certain circumstances described herein, Preferred Shares (the “Class B Warrants”, and together with the Class A Warrants, the “Warrants”).  Each Class A Warrant will become exercisable to purchase Common Shares, and each Class B Warrant will become exercisable to purchase Common Shares in the circumstances, upon the terms and conditions and subject to adjustment in certain circumstances, all as set forth in this Agreement; provided that, in certain circumstances, the Warrants shall be exercisable for Preferred Shares, as defined herein.

The Company wishes to retain the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of the certificates evidencing the Warrants to be issued under this Agreement (the “Warrant Certificates”) and the exercise of the Warrants.

The Company and the Warrant Agent wish to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof (“Warrantholders”) and to set forth the respective rights and obligations of the Company and the Warrant Agent.  Each Warrantholder is an intended beneficiary of this Agreement with respect to the rights of Warrantholders herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1.                                       Appointment of Warrant Agent.  The Company appoints the Warrant Agent to act as agent for the Company in accordance with the instructions in this Agreement and the Warrant Agent accepts such appointment.

1 Number of Common Shares to be determined after the expiration of the exchange offer but prior to closing pursuant to the formula described in Form S-4.

2.                                       Date, Denomination and Execution of Warrant Certificates.

(a)                                  The warrant certificates (and the Form of Election to Purchase and the Form of Assignment to be printed on the reverse thereof) shall be in registered form only and shall be substantially of the tenor and purport recited in Exhibits A and B hereto (the “Class A Warrant Certificate” and the “Class B Warrant Certificate”, respectively, and together the “Warrant Certificates”) as applicable, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Common Shares or the Warrants may be listed or any automated quotation system, or to conform to usage.  Each Class A Warrant shall entitle the registered holder thereof, subject to the conditions and other provisions of this Agreement and of the Class A Warrant Certificate, to purchase [_____]2 fully paid and non-assessable Common Shares on or after ___________, 20053 and on or before the close of business on ___________, 20094, subject to extension, in certain circumstances, as provided in Section 9(d) hereof (the “Class A Expiration Date”) for each Class A Warrant evidenced by such Class A Warrant Certificate for $0.4689 per Common Share to be received (the “Exercise Price”).  Each Class B Warrant shall entitle the registered holder thereof, subject to the conditions and other provisions of this Agreement and of the Class B Warrant Certificate, to purchase [       ]2 fully paid and non-assessable Common Shares on or after ___________, 20053  and on or before the close of business on ___________, 20075, subject to extension, in certain circumstances, as provided in Section 9(d) hereof (the “Class B Expiration Date”, together with the Class A Expiration Date, an “Expiration Date”) for each Class B Warrant evidenced by such Warrant Certificate for the Exercise Price.  Notwithstanding the foregoing, only until the Increase of Capital and the Par Value Reduction (each as defined in the Certificate of Designations relating to the Preferred Shares) have been approved, upon the exercise of a Warrant, the holder thereof shall be entitled (notwithstanding the fact that the Increase of Capital and Par Value Reduction have not become effective) to receive a number of Preferred Shares, or fraction thereof, then convertible into the number of Common Shares (as defined in Section 6(n)) that would otherwise have been issuable upon exercise of such Warrant.  The Exercise Price is subject to adjustment as provided in Section 6 hereof, provided that the Exercise Price shall in no case be less than the par value of the underlying Common Shares.  The Company will not take any action to increase such par value above the Exercise Price once the Par Value Reduction has occurred.  Each Warrant Certificate shall

2 Number of Common Shares to be determined after the expiration of the exchange offer but prior to issuance of

Warrant pursuant to formula described in Form S-4.

3 Date that is one year from the closing of the exchange offer.

4 Date that is five years from closing of exchange offer.

5 Date that is three years from closing of exchange offer.

be dated the date on which the Warrant Agent receives valid written issuance instructions from the Company or a transferring holder of a Warrant Certificate or, if such instructions specify another date, such other date.

(b)                                 For purposes of this Agreement, the term “close of business” on any given date shall mean 5:00 p.m., Eastern time, on such date; provided, however, that if such date is not a business day, it shall mean 5:00 p.m., Eastern time, on the next succeeding business day.  For purposes of this Agreement, the term “business day” shall mean any day other than a Saturday, Sunday, a federal holiday, any day that shall be in the City of New York a legal holiday or a day on which banking institutions in New York, New York or in the State in which the Warrant Agent maintains the principal office in which it conducts business related to the Warrants are authorized or obligated by law to be closed.

(c)                                  Each Warrant Certificate shall be executed on behalf of the Company by the chairman of the Board of Directors of the Company (the “Board”), the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, either manually or by facsimile signature printed thereon.  Each Warrant Certificate shall be countersigned by the Warrant Agent upon receipt by the Warrant Agent of written instructions from the Company to such effect (which the Company covenants to give) and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof by the Company, such Warrant Certificate, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company.

3.                                       Subsequent Issue of Warrant Certificates.  Subsequent to their original issuance, no Warrant Certificates shall be reissued except (if applicable, upon written notice thereof from the Company to the Warrant Agent) (i) Warrant Certificates issued upon transfer thereof in accordance with Section 4 hereof, (ii) Warrant Certificates issued upon any combination, split-up or exchange of Warrant Certificates pursuant to Section 4 hereof, (iii) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 5 hereof, (iv) Warrant Certificates issued upon the partial exercise of Warrant Certificates pursuant to Section 7 hereof, and (v) Warrant Certificates issued to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable thereunder pursuant to Section 22 hereof.  The Warrant Agent is hereby irrevocably authorized to countersign and deliver, in accordance with the provisions of said Sections 4, 5, 7 and 22, the new Warrant Certificates required for purposes thereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with (i) Warrant Certificates duly executed on behalf of the Company for such purposes and (ii) all other information which the Warrant Agent shall reasonably request.

4.                                       Transfers and Exchanges of Warrant Certificates.

(a)                                  The Warrant Agent will keep or cause to be kept books for registration of ownership and transfer of the Warrant Certificates issued hereunder.  Such registers shall show the names and addresses of the respective holders of the Warrant Certificates and the kind and number of Warrants evidenced by each such Warrant Certificate.

(b)                                 The Warrant Agent shall, from time to time, register the transfer of any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Assignment duly filled in and executed with such signature guaranteed by an eligible institution and such supporting documentation as the Warrant Agent or the Company may reasonably require, to the Warrant Agent at its stock transfer office in New York, New York at any time on or before the Expiration Date of such Warrant, and upon payment to the Warrant Agent for the account of the Company of an amount equal to any applicable transfer tax.  Payment of the amount of such tax may be made in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company.

(c)                                  Upon receipt of a Warrant Certificate, with the Form of Assignment duly filled in and executed, accompanied by payment of an amount equal to any applicable transfer tax, the Warrant Agent shall promptly cancel the surrendered Warrant Certificate and countersign and deliver to the transferee a new Warrant Certificate for the number of full Warrants transferred to such transferee; provided, however, that in case the registered holder of any Warrant Certificate shall elect to transfer fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent in addition shall promptly countersign and deliver to such registered holder a new Warrant Certificate or Certificates for the number of full Warrants not so transferred.

(d)                                 Any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate the same kind and number of Warrants, upon surrender of such Warrant Certificate or Certificates, with the Form of Assignment duly filled in and executed, to the Warrant Agent, at any time or from time to time after the close of business on the date hereof and prior to the close of business on the Expiration Date relating to such Warrant.  The Warrant Agent shall promptly cancel the surrendered Warrant Certificate and deliver the new Warrant Certificate pursuant to the provisions of this Section.

5.                                       Mutilated, Destroyed, Lost or Stolen Warrant Certificates.  Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of any Warrant Certificate, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to them of all reasonable expenses incidental thereto, and, in the case of mutilation, upon surrender and cancellation of the Warrant Certificate, the Warrant Agent shall countersign and deliver a new Warrant Certificate of like tenor for the same kind and number of Warrants.  In the case of an institutional Warrantholder, the written assurance of such Warrantholder of such loss, theft or destruction shall be considered a satisfactory indemnity for the purposes of this Section 5.

6.                                       Adjustments of Number and Kind of Shares Purchasable and Exercise Price.  Upon written notice thereof from the Company to the Warrant Agent (which the Company covenants to promptly give), the number and kind of securities or other property purchasable upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of any of the following events:

(a)                                  In case the Company shall (1) declare and pay a dividend in, or make a distribution of, shares of its capital on its outstanding Common Shares, (2) subdivide its outstanding Common Shares into a greater number of such shares or (3) consolidate its outstanding Common Shares into a smaller number of such shares, the total number of Common Shares purchasable upon the exercise of each Warrant outstanding immediately prior thereto shall be adjusted so that the holder of any Warrant Certificate thereafter surrendered for exercise shall be entitled to receive at the same aggregate Exercise Price the number of shares of the applicable classes which such holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised in full immediately prior to the record date with respect to such event; provided that no adjustment shall be made in connection with the Bonus Issue or the Par Value Reduction (each as defined in the Certificate of Designation for the Series B Convertible Preferred Shares (the “COD”)).  Any adjustment made pursuant to this Subsection shall, in the case of a share dividend or distribution, declared and paid in shares of the Company become effective as of the record date therefore and, in the case of a subdivision or consolidation, be made as of the effective date thereof.  If, as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant Certificate thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of share capital of the Company, the Board (whose determination shall be conclusive and shall be evidenced by a Board resolution filed with the Warrant Agent) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes.

(b)                                 In the event of a capital reorganization or a reclassification of the Common Shares (except as provided in Subsection (a) above or Subsection (d) below), any Warrantholder, upon exercise of Warrants, shall be entitled to receive, in substitution for the Common Shares to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as reasonably determined by the Board, whose determination shall be evidenced by a certified Board resolution filed with the Warrant Agent) shall be made for the application of this Section 6 with respect to the rights and interests thereafter of the Warrantholders (including but not limited to the allocation of the Exercise Price between or among shares of classes of authorized capital), to the end that this Section 6 (including the adjustments of the number of Common Shares or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Warrants.

(c)                                  Whenever the number of Common Shares or other securities purchasable upon exercise of a Warrant is adjusted as provided in this Section 6, the Company will promptly file with the Warrant Agent a certificate signed by the chairman of the Board, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company setting forth the number and kind of securities or other property purchasable upon exercise of a Warrant, as so adjusted, stating that such adjustments in the number or kind of shares or other securities or property conform to the requirements of this Section 6, and setting forth a brief statement of the facts accounting for such adjustments.  Promptly after receipt of such certificate, the Company, or the Warrant Agent at the Company’s instruction (which the Company covenants to give), will deliver, by first-class, postage prepaid mail, a brief summary thereof (to be supplied by the Company) to the registered holders of the outstanding Warrant Certificates; provided, however, that failure to file or to give any notice required under this Subsection, or any defect therein, shall not affect the legality or validity of any such adjustments under this Section 6; and provided, further, that, where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to Section 12 hereof.

(d)                                 In case of any consolidation of the Company with, or merger of the Company into, another company or corporation (other than a consolidation, amalgamation or merger which does not result in any reclassification or change of the outstanding Common Shares), or in case of any sale or conveyance to another company or corporation of the property of the Company as an entirety or substantially as an entirety, the company or corporation formed by such consolidation, amalgamation or merger or the company or corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Warrant Agent a supplemental warrant agreement providing that the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of share capital, shares and other securities and property (or cash) receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Common Shares of the Company for which such Warrant might have been exercised immediately prior to such consolidation, amalgamation, merger, sale or transfer, provided that (i) if the holders of Common Shares were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation, amalgamation or merger, then the kind and amount of securities, cash or other assets for which each Warrant shall become exercisable shall be deemed to be the kind and amount so receivable per share by a plurality of the holders of Common Shares in such consolidation, amalgamation or merger, and (ii) if a tender or exchange offer shall have been made to and accepted by the holders of Common Shares under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding Common Shares, each Warrant shall become exercisable for the highest amount of cash, securities other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer).  Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section.  The above provision of this Subsection shall similarly apply to successive consolidations, amalgamation, mergers, sales or transfers.  The Warrant Agent shall not be under any responsibility to determine the correctness of any provision contained in any such supplemental warrant agreement relating to either the kind or amount of share capital, shares or securities or property (or cash) purchasable by holders of Warrant Certificates upon the exercise of their Warrants after any such consolidation, merger, sale or transfer or of any adjustment to be made with respect thereto, but subject to the provisions of Section 20 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, a certificate of a firm of independent certified public accountants (who may be the accountants regularly employed by the Company) with respect thereto.

(e)                                  If the Company distributes to all holders of its Common Shares any of its assets (excluding ordinary cash dividends) or debt securities or any rights or warrants to purchase debt securities, assets or other securities of the Company, the Exercise Price of the Warrants shall be adjusted in accordance with the following formula:

E’ = E    x   M   —  F

                        M

where:

E’ =                           the adjusted exercise price.

E =                               the current exercise price.

M =                          the current market price per Common Share on the record date mentioned below.

F =                               the fair market value on the record date of the assets, securities, rights, options or warrants applicable to one Common Share. Fair market value shall be reasonably determined by the Board, provided that the Company shall obtain an appraisal or other valuation opinion in support of the Board’s determination from an investment bank or accounting firm of recognized national standing if the aggregate fair market value exceeds $10 million.

The adjustment contemplated by this paragraph shall be made successively whenever any such distributions are made and shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution.  This paragraph does not apply to rights, options or warrants referred to in paragraph (f).

(f)                                    If the Company issues any Common Shares or securities convertible into or exchangeable for Common Shares or any rights, options or warrants to acquire Common Shares or securities convertible into or exchangeable for Common Shares (other than securities issued in transactions described in subsections (a), (b) or (e) of this Section 6) for a consideration per Common Share issued or initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the Exercise Price of the Warrants shall be adjusted in accordance with this formula:

                                    P

E’ = E x            O   +   M

                        O   +   D

where:

E’ =                           the adjusted Exercise Price.

E =                               the then current Exercise Price.

O =                             the number of shares outstanding immediately prior to the issuance of such securities.

P =                               the aggregate consideration received for the issuance of such securities.

M =                          the current market price per share on the date of issuance of such securities.

D =                             the number of Common Shares so issued or the maximum number of shares deliverable upon exercise or conversion or in exchange for such securities at the initial conversion or exchange rate.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediate after such issuance.  If all of the Common Shares deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, or there is a change in the terms of such securities, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Shares issued upon conversion or exchange of such securities (in case the securities are no longer outstanding) or on the basis of such new terms.  This paragraph does not apply to: (1) the exercise of Warrants, or the exercise, conversion or exchange of other securities convertible into or exchangeable for Common Shares, or (2) Common Shares issued to the Company’s employees, officers, directors and consultants under bona fide employee benefit plans or stock options plans adopted by the Board of Directors of the Company and approved by the holders of Common Shares when required by law, if such Common Shares would otherwise be covered by this paragraph.

(g)                                 For purposes of this Section 6, the current market price per share of Common Shares on any date is the average of the Quoted Prices of the Common Shares for 30 consecutive trading days commencing 45 trading days before the date in question.  The “Quoted Price” of the Common Shares is the last reported sales price of the Common Shares as reported by Nasdaq, National Market System, or if the Common Shares are listed on a securities exchange, the last reported sales price of the Common Shares on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Shares; provided that with respect to the sale of Common Shares in an underwritten public offering, the current market price per share shall be equal to the offering price.  In the absence of one or more such quotations, the current market price shall be the fair market value, as reasonably determined by the Board of Directors.

(h)                                 For purposes of any computation respecting consideration received pursuant to paragraph (f) of this Section 6, the following shall apply:  (1) in the case of the issuance of shares of Common Shares for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for reasonable commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith; (2) in the case of the issuance of shares of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof; and (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this paragraph).

(i)                                     Whenever the Exercise Price is adjusted, the Company shall promptly provide to the Warrantholders notice of adjustment stating the facts requiring the adjustment and the manner of computing it.

(j)                                     Upon each event that provides for an adjustment of the Exercise Price pursuant to paragraph (e) or (f) of this Section 6, each Warrant outstanding prior to the making of the adjustment shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of Common Shares obtained from the following formula:

N’	=	N	x	E
E’

where

N'=	the adjusted number of Warrant Shares issuable upon exercise of a
Warrant by payment of the adjusted Exercise Price.

N =	the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

E'=	the adjusted Exercise Price.

E =	the Exercise Price prior to adjustment.

(k)                                  In case any event shall occur affecting the Company, or any entity in which the Company has a direct or indirect investment, as to which the provisions of this Section 6 are not strictly applicable, but the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of this Section, then in each such case the Company shall make the adjustment on a basis reasonably determined by the Board to be consistent with the essential intent and principles established in this Section 6, necessary to preserve, without dilution, the purchase rights represented by the Warrants. In no case may such adjustment increase the Exercise Price or reduce the number of shares issuable on exercise of a Warrant.

(l)                                     Irrespective of any adjustments in the number or kind of shares issuable upon exercise of Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrant Certificates initially issuable pursuant to this Warrant Agreement.

(m)                               The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board or the Executive Committee of the Board, to make any computation required under this Section, and a certificate signed by such firm shall, if reasonable, be conclusive evidence of the correctness of any computation made under this Section.

(n)                                 For the purpose of this Section, the term “Common Shares” shall mean (i) the Common Shares or (ii) any other class of share capital or shares resulting from successive changes or reclassifications of such Common Shares consisting solely of changes in par value.  In the event that at any time as a result of an adjustment made pursuant to this Section, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any share capital or shares of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Section, and all other provisions of this Agreement, with respect to the Common Shares, shall apply on like terms to any such other shares.

7.                                       Exercise of Warrants.  The registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby, in whole at any time or in part from time to time on or after _____, 2005 and on or before the close of business on the applicable Expiration Date relating to such Warrant, subject to the provisions of Section 8, at which time the Warrant Certificates shall be and become wholly void and of no value.  Warrants may be exercised by their holders or redeemed by the Company as follows:

(a)                                  Exercise of Warrants shall be accomplished upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Election to Purchase on the reverse side thereof duly filled in and executed, to the Warrant Agent at its stock transfer office in New York, New York, together with payment to the Warrant Agent on behalf of the Company of the Exercise Price (as of the date of such surrender) of the Warrants then being exercised and an amount equal to any applicable transfer tax and, if requested by the Company, any other taxes or governmental charges which the Company may be required by law to collect in respect of such exercise.  Payment of the Exercise Price and other amounts may be made by wire transfer of good funds, or by certified or bank cashier’s check, payable in lawful money of the United States of America to the order of the Company.  No adjustment shall be made for any cash dividends, whether paid or declared, on any securities issuable upon exercise of a Warrant.

(b)                                 Upon receipt of a Warrant Certificate, with the Form of Election to Purchase duly and properly filled in and executed, accompanied by payment of the Exercise Price of the Warrants being exercised (and of an amount equal to any applicable taxes or government charges as aforesaid), the Warrant Agent shall promptly request from the Transfer Agent with respect to the securities to be issued and delivered to or upon the order of the registered holder of such Warrant Certificate, in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of the securities to be purchased, together with cash, if any, made available by the Company pursuant to Section 8 hereof in respect of any fraction of a share of such securities otherwise issuable upon such exercise, and the Company shall cause the Transfer Agent to prepare and deliver such certificate or certificates within two business days; provided that if a Warrant is being exercised for Preferred Shares then such period shall be 30 days6.  If the Warrant is then exercisable to purchase property other than securities, the Company shall take appropriate steps to cause such property to be delivered to or upon the order of the registered holder of such Warrant Certificate.  In addition, if it is required by law and upon written instruction by the Company, the Warrant Agent will deliver to each Warrantholder a prospectus which complies with the provisions of Section 9 of the Securities Act of 1933 and/or the Bermuda Companies Act 1981 and the Company agrees to supply the Warrant Agent with sufficient number of prospectuses to effectuate that purpose.

(c)                                  In case the registered holder of any Warrant Certificate shall exercise fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent shall promptly countersign and deliver to the registered holder of such Warrant Certificate, or to his duly authorized assigns, a new Warrant Certificate or Certificates evidencing the number of Warrants that were not so exercised.

(d)                                 Each person in whose name any certificate for securities is issued upon the exercise of Warrants shall first be registered as the holder of such securities in the branch register of members of the Company on, and thereupon shall, for all purposes, be deemed to have become the holder of the securities represented thereby as of, and such registration shall be made and such certificate shall be dated, the date upon which the Warrant Certificate was duly surrendered in proper form and payment of the Exercise Price (and of any applicable taxes or other governmental charges) was made; provided, however, that if the date of such surrender and payment is a date on which said branch register of the Company is closed, such person shall be deemed to have become the record holder of such shares as of, and the registration in the said branch register and the certificate for such shares shall be dated, the next succeeding business day on which the said branch register is open (whether before, on or after the Expiration Date relating to such Warrant) and the Warrant Agent shall be under no duty to deliver the certificates for such shares until such date.  The Company covenants and agrees that it shall not cause its branch register of members to be closed for a period of more than 20 consecutive business days except upon consolidation, amalgation, merger, sale of all or substantially all of its assets, dissolution or liquidation or as otherwise provided by law.

8.                                       Fractional Interests.  The Company may but shall not be required to issue any Warrant Certificate evidencing a Warrant that is exercisable for a fraction of a Common Share or to issue fractions of Common Shares on the exercise of the Warrants (if a Warrant is exercisable at the time of exercise for Preferred Shares, the Company shall be obligated to issue fractional shares).  If any fraction (calculated to the nearest one-hundredth) of a Common Share would, except for the provisions of this Section, be issuable on the exercise of any Warrant, the Company shall, at its option (subject to applicable law), either purchase such fraction for an amount in cash equal to the current value of such

6 Note that in such cases the company will have to obtain a separate Board resolution authorizing the issuance of     the relevant bonus shares.

fraction computed on the basis of the closing market price (as quoted on the OTC Bulletin Board or other principal quotation system or exchange on which the Common Shares are quoted or traded) on the trading day immediately preceding the day upon which such Warrant Certificate was surrendered for exercise in accordance with Section 7 hereof or issue the required fractional  share. If more than one Warrant held by a single Warrantholder evidences a fraction of a share upon its exercise, then for the purposes of this Section 8, the shares issuable upon the exercise of all such Warrants held by such Warrantholder at a given time shall be aggregated for the purposes of this Section 8.  By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive a Warrant Certificate evidencing any Warrant that is exercisable for a fraction of a Common Share or to receive any fractional Common Share upon exercise of a Warrant, except as expressly provided in this Section 8.

9.                                       Reservation and Registration of Equity Securities.

(a)                                  The Company covenants that it will at all times reserve and keep available, free from any preemptive rights, out of its authorized and unissued equity securities, solely for the purpose of issuance upon exercise of the Warrants, such number of Preferred Shares or Common Shares, as the case may be, of the Company as shall then be issuable upon the exercise of all outstanding Warrants (“Equity Securities”).  The Company covenants that all Equity Securities which shall be so issuable shall, upon such issue, be duly authorized, validly issued, fully paid and non-assessable.

(b)                                 The Company covenants that if any Equity Securities, required to be reserved for the purpose of issue upon exercise of the Warrants hereunder, require registration with or approval of any governmental authority under any federal, state or other law before such shares may be issued upon exercise of Warrants, the Company will use its best efforts to cause such securities to be duly registered, or approved, as the case may be, and, to the extent practicable, take all such action in anticipation of and prior to the exercise of the Warrants, including, without limitation, filing or maintaining an appropriate registration statement (the “Shelf Registration Statement”) or prospectus, necessary to permit a public offering of the securities underlying the Warrants at any and all times during which the Warrants are exercisable.

(c)                                  Upon (i) the issuance by the Securities and Exchange Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 10(d) or 8(e) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus contained therein shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the occurrence or existence of any pending corporate development with respect to the Company that, in the discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related prospectus, then (A) in the case of clause (ii) above, subject to the next sentence, the Company shall, as promptly as practicable, use its best efforts to prepare and file a post effective amendment to such Shelf Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the holders of the Warrants being exercised thereunder, and, in the case of a post effective amendment to the Shelf Registration Statement, subject to the next sentence, use its best efforts to cause it to be declared effective as promptly as is reasonably practicable, and (B) the Company shall give notice to the holders of the Warrants that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each holder agrees not to exercise any Warrants pursuant to the Shelf Registration Statement until such holder’s receipt of copies of the supplemented or amended prospectus provided for in clause (A) above, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.  The Company shall use its best efforts to ensure that the use of the prospectus may be resumed (x) in the case of clause (i) above, as promptly as is practicable, (y) in the case of clause (ii) above, as soon as, in the good faith judgment of the Company, public disclosure of such Material Event would not be materially prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (iii) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate.  The period during which the availability of the Shelf Registration Statement and any prospectus is suspended or for any other reason the Warrants are not exercisable (the “Deferral Period”) shall not exceed 30 days, and there shall not occur more than one such Deferral Period in any consecutive 90-day period.

(d)                                 The parties hereto agree that the Expiration Dates shall be extended as provided herein if (i) the Shelf Registration Statement has not been declared effective under the Securities Act on or prior to _________, 20057 (the “Effective Date Deadline”), or (ii) a Deferral Period occurs.  The Expiration Dates shall be extended in the case of clause (i), for a period having a duration equal to the

7 Date that is one year from the closing of the exchange offer.

period beginning on the Effective Date Deadline and ending on the date the Shelf Registration Statement is declared effective under the Securities Act and, in the case of clause (ii), for a period having a duration equal to each Deferral Period (each, an “Extension Period”).  The Expiration Dates shall be extended from time to time for every Extension Period.  In addition, if a Deferral Period occurs at any time during the 30 business days preceding what would otherwise have been the Expiration Dates, then the Expiration Dates shall be extended so that no Deferral Period exists during the 30 consecutive business days preceding the Expiration Dates, as so extended.  The Company shall promptly give notice to each holder of Warrants of each extension of the Expiration Dates.

10.                                 Reduction of Conversion Price Below Par Value.  Following the Par Value Reduction, before taking any action that would cause an adjustment pursuant to Section 6 hereof reducing the portion of the Exercise Price required to purchase one share of its share capital below the then par value (if any) of a share of such capital stock, the Company will take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such share capital.

11.                                 Payment of Taxes.  The Company covenants and agrees that it will pay when due and payable any and all federal, state or local documentary stamp and other original issue taxes which may be payable in respect of the original issuance of the Warrant Certificates, or any Common Shares or other securities upon the exercise of Warrants.  The Company shall not, however, be required (a) to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of Warrant Certificates or the issuance or delivery of certificates for Common Shares or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered for purchase or (b) to issue or deliver any certificate for Common Shares or other securities upon the exercise of any Warrant Certificate until any such tax shall have been paid, all such tax being payable by the holder of such Warrant Certificate at the time of surrender.

12.                                 Notice of Certain Corporate Action.  In case the Company after the date hereof shall propose (a) to offer or distribute to the holders of Common Shares, generally, rights to subscribe to or purchase any additional shares of any class of its share capital, any evidences of its indebtedness or assets, or any other rights or options, (b) to effect any reclassification of Common Shares (other than a reclassification involving merely the subdivision or combination of outstanding Common Shares) or any capital reorganization, tender or exchange offer, or any consolidation, amalgamation or merger to which the Company is a party and for which approval of any members of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, or (c) take any action that, under Section 9(c) of the Certificate of Designation for the Preferred Shares, requires delivery of a notice to the holders of the Preferred Shares of such event, then, in each such case, the Company shall file with the Warrant Agent and the Company (which the Company covenants to so instruct), or the Warrant Agent on its behalf, if so instructed in writing by the Company, shall mail (by first-class, postage prepaid mail) to all registered holders of the Warrant

Certificates notice of such proposed action, which notice shall specify the date on which the books of the Company shall close or a record be taken for such offer of rights or options, or the date on which such reclassification, reorganization, consolidation, amalgamation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of Common Shares entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the Exercise Price and the number or kind of shares or other securities purchasable upon exercise of Warrants which will be required as a result of such action (which notice, in the case of any action under Section 9(c) of the Certificate of Designations for the Preferred Shares, shall include a copy of the notice being concurrently delivered under said Section 9(c) to the holders of the Preferred Shares).  Such notice shall be filed and mailed in the case of any action covered by clause (a) above, at least 15 days prior to the record date for determining holders of the Common Shares for purposes of such action or, if a record is not to be taken, the date as of which the holders of Common Shares of record are to be entitled to such offering; and, in the case of any action covered by clause (b) above, at least 20 days prior to the earlier of the date on which such reclassification, reorganization, consolidation, amalgamation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective and the date on which it is expected that holders of Common Shares of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, amalgamation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up.  Failure to give any such notice or any defect therein shall not affect the legality or validity of any transaction listed in this Section 12.

13.                                 Disposition of Proceeds on Exercise of Warrant Certificate, etc. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of securities or other property through the exercise of such Warrants.

14.                                 Warrantholder Not Deemed a Member.  No Warrantholder, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby for any purpose whatever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Warrantholder, as such, any of the rights of a member of the Company or any right to vote for the election of directors or upon any matter submitted to members at any meeting thereto, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, consolidation, merger, amalgamation, conveyance or otherwise), or to receive notice of meetings or other actions affecting members (except as provided in Section 12 hereof), or to receive dividend or subscription rights, or otherwise, until such Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt of the Exercise Price and any other amounts payable upon such exercise by the Warrant Agent.

15.                                 Right of Action.  All rights of action in respect to this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the written consent of the Warrant Agent or of any other holder of a Warrant Certificate, may, in his own behalf for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrants evidenced by such Warrant Certificate, for the purchase of the Common Shares in the manner provided in the Warrant Certificate and in this Agreement.

16.                                 Agreement with Holders of Warrant Certificates.  Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate that:

(a)                                  the Warrant Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement; and

(b)                                 the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner of the Warrant (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

17.                                 Cancellation of Warrant Certificates.  In the event that the Company shall purchase or otherwise acquire any Warrant Certificate or Certificates after the issuance thereof, such Warrant Certificate or Certificates shall thereupon be delivered to the Warrant Agent and be canceled by it and retired.  The Warrant Agent shall also cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, split-up, combination or exchange.  Warrant Certificates so canceled shall be maintained in accordance with the regulations of the Securities and Exchange Commission.

18.                                 Concerning the Warrant Agent.  The Company agrees to pay to the Warrant Agent compensation for all services rendered by it hereunder as set forth in Annex A to this Agreement, including its reasonable expenses, including counsel fees, and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, judgment, fine, cost, damage, penalty, demand, claim, liability or expense (including the reasonable fees and expenses of a single counsel to the Warrant Agent), incurred without gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction) on the part of the Warrant Agent, arising out of or in connection with the acceptance and administration of this Agreement.

19.                                 Merger or Consolidation or Change of Name of Warrant Agent.  Any corporation, company or other entity into which the Warrant Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, or consolidation to which the Warrant Agent shall be a party, or any corporation, company or other entity succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation, company or other entity would be eligible for appointment as a successor warrant agent under the provisions of Section 21 hereof.  In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

20.                                 Duties of Warrant Agent.  The Warrant Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

(a)                                  The Warrant Agent may consult with counsel satisfactory to it (who may be counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion.

(b)                                 Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established prior to taking, suffering or omitting to take any action hereunder, by a certificate signed by a Chairman or co-Chairman of the Board or the President or a Vice President or the Chief Financial Officer, Treasurer or Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization and protection to the Warrant Agent for any action taken, suffered or omitted to be taken in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)                                  The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction).  Anything to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage.  The liability of the Warrant Agent hereunder is limited to the amount of annual fees paid to the Warrant Agent by the Company pursuant to this Agreement.

(d)                                 The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature on the Warrant Certificates and such statements or recitals as describe the Warrant Agent or action taken or to be taken by it) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)                                  The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any change in the number of Common Shares for which a Warrant is exercisable required under the provisions of Section 6 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any Common Shares will, when issued, be validly issued, fully paid and non-assessable.

(f)                                    The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred.  All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrant Certificates, as their respective rights or interests may appear.

(g)                                 The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(h)                                 The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from a Chairman or co-Chairman of the Board or President or a Vice President or the Chief Financial Officer, Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with the Warrant Agent’s duties, and it shall not be liable for any action taken or suffered or omitted by it in good faith in accordance with instructions of any such officer.

(i)                                     The Warrant Agent will not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

(j)                                     The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys, agents and employees.

(k)                                  Subject to Sections 18, 20(c) and 20(m) of this Agreement, the Warrant Agent, in carrying out its duties and exercising its powers pursuant to this Agreement, shall at all times act in accordance with such standards of conduct as are customary in the industry for agencies of this kind.

(l)                                     The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

(m)                               The Warrant Agent will act hereunder solely as agent of the Company in a ministerial capacity, and its duties will be determined solely by the provisions hereof.  The Warrant Agent will not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction).

21.                                 Change of Warrant Agent.  The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days’ prior notice in writing mailed, by registered or certified mail, to the Company.  The Company may remove the Warrant Agent or any successor warrant agent upon 30 days’ prior notice in writing, mailed to the Warrant Agent or successor warrant agent, as the case may be, by registered or certified mail.  If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent and shall, within 15 days following such appointment, give notice thereof in writing to each registered holder of the Warrant Certificates.  After such removal or resignation or incapacity by the resigning or incapacitated Warrant Agent, the Company agrees to perform the duties of the Warrant Agent hereunder until a successor Warrant Agent is appointed.  After appointment and execution of a copy of this Agreement in effect at that time, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent, within a reasonable time, any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Failure to give any notice provided for in this Section, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

22.                                 Issuance of New Warrant Certificates.  Notwithstanding any of the provisions of this Agreement or the several Warrant Certificates to the contrary, the Company may, at its option, issue new Warrant Certificates in such form as may be approved by the Board to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

23.                                 Notices.  Notice or demand pursuant to this Agreement to be given or made on the Company by the Warrant Agent or by the registered holder of any Warrant Certificate shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Foster Wheeler Ltd.
c/o Foster Wheeler Inc.
Perryville Corporate Park
Clinton, NJ  08809-4000
Telecopier No.: 908-730-5315
Attention: Steven I. Weinstein

Subject to the provisions of Section 21, any notice pursuant to this Agreement to be given or made by the company or by the holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

Mellon Investor Services LLC
44 Wall Street
6th Floor
New York, New York 10005
Facsimile No.: (917) 320-6318
Attention: Relationship Manager

Mellon Investor Services LLC
85 Challenger Road
Ridgefield Park, New Jersey  07660-2108
Facsimile No.:  (201) 296-4004
Attention:  General Counsel

Any notice or demand authorized to be given or made to the registered holder of any Warrant Certificate under this Agreement shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, to the last address of such holder as it shall appear on the registers maintained by the Warrant Agent.

24.                                 Modification of Agreement.  Any term, covenant, agreement or condition in this Agreement may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Warrant Agent with the consent of a holders of a majority of the Warrants then outstanding (excluding the Company and its affiliates); provided, that, without the consent of each Warrantholder affected, no such amendment or waiver shall (i) reduce the number of Common Shares , Preferred Shares or other property or securities that can be issued pursuant to a Warrant, (ii) increase the Exercise Price, (iii) bring forward the Expiration Date, (iv) change any provision of Section 6 hereof in a manner adverse to any Warrantholder or (v) modify any provision of this Section 24.  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on the Company, the Warrant Agent or any Warrantholder in any case shall entitle the Company, the Warrant Agent or the Warrantholder to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 24 shall be binding upon Warrantholders, Warrant Agent and the Company.

25.                                 Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

26.                                 New York Contract.  This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.  To the fullest extent permitted by applicable law, the parties hereby irrevocably and unconditionally submit to the jurisdiction of any New York State or United States Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Warrant Agreement or any Warrant.  Each party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that a party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations hereunder or under any Warrant Certificate.  Each party agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon such party and, to the extent permitted by applicable law, may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment or in any manner provided by applicable law; provided that service of process is effected upon such party in the manner specified in the following subsection or as otherwise permitted by applicable law.

27.                                 Termination.  This Agreement shall terminate as of the close of business on the Expiration Date, or such earlier date upon which all Warrants shall have been exercised or redeemed, except that the Warrant Agent shall account to the Company as to all Warrants outstanding and all cash held by it as of the close of business on the Expiration Date.  The provisions of Sections 18 and 20 of this Agreement shall survive the termination of this Agreement.

28.                                 Benefits of this Agreement.  Nothing in this Agreement or in the Warrant Certificates shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and their respective successors and assigns hereunder and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors and assigns hereunder and the registered holders of the Warrant Certificates.

29.                                 Descriptive Headings.  The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

30.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

(Remainder of page intentionally left blank; signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

FOSTER WHEELER LTD.

By:
Name:
Title:

MELLON INVESTOR SERVICES LLC
as Warrant Agent

By:
Name:
Title:

Exhibit A

Form of Class A Warrant

[DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.][to be included in global Warrant Certificates held through DTC]

VOID AFTER 5 P.M. EASTERN TIME ON________, 2009
(EXCEPT AS PROVIDED IN THE WARRANT AGREEMENT)

WARRANTS TO PURCHASE COMMON SHARES

Warrants

Foster Wheeler Ltd.

CUSIP:

THIS CERTIFIES THAT ____________________ or registered assigns, is the registered holder of the number of Warrants (“Warrants”) set forth above.  Each Warrant is issued by Foster Wheeler Ltd. a Bermuda company, (the “Company”) as provided in the Warrant Agreement, hereinafter more fully described (the “Warrant Agreement”), and will entitle the holder thereof to purchase from the Company, subject to the terms and conditions set forth hereinafter and in the Warrant Agreement, at any time on or after _______, 2005 and before the close of business on __________, 2009, subject to extension, in certain circumstances, as described in the Warrant Agreement (the “Expiration Date”), to purchase [_____] fully paid and non-assessable Common Shares of the Company (“Common Shares”), subject to adjustments as provided in the Warrant Agreement, upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Shares filled in, at the stock transfer office in New York, New York, of [                 ], Warrant Agent of the Company (“Warrant Agent”) or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company.  Each Warrant will entitle the holder to purchase Common Shares for $0.4689 per Common

Share or, in certain circumstances, Preferred Shares as provided in the Warrant Agreement (subject to adjustments as provided in the Warrant Agreement).  The number and kind of securities or other property for which the Warrants are exercisable are subject to adjustment to prevent dilution.  All Warrants not theretofore exercised will expire on the Expiration Date.

This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of                  , 2004, between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof.  The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates.  Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at Foster Wheeler Ltd. c/o Foster Wheeler Inc. Perryville Corporate Park Clinton, NJ  08809-4000 Telecopier No.: 908-730-5315 Attention: Steven I. Weinstein.

The Company may but shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of, Common Shares, but may make adjustment therefore in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

In certain cases, the sale of securities by the Company upon exercise of Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions.  The Company has agreed to use its best efforts to cause a registration statement to continue to be effective during the term of the Warrants with respect to such sales under the Securities Act of 1933, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful.

This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered.  If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to shareholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of shares, reclassification of shares, change of par value or change of shares to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting shareholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Shares purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company’s Common Shares or other class of shares purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

(a)           this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

(b)           the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.  The Company shall not be required to issue or deliver any certificate for Common Shares or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable the holder of this Warrant Certificate at the time of surrender.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

(Remainder of page intentionally left blank; signature page follows)

WITNESS the facsimile signatures of the proper officer of the Company.

Dated:

FOSTER WHEELER LTD.

By:
Name:
Title:

Countersigned:

MELLON INVESTOR SERVICES LLC
as Warrant Agent

By:
Name:
Title:

[TO BE PRINTED ON BACK OF CERTIFICATE]

FORM OF ELECTION TO PURCHASE

The undersigned holder hereby exercises the right to purchase common shares (the “Warrant Shares”) of FOSTER WHEELER LTD., a Bermuda company (the “Company”), evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.             Payment of Warrant Exercise Price.  The holder has paid in connection with this exercise the sum of $               to the Company in accordance with the terms of the Warrant.

2.             Delivery of Warrant Shares.  The Company shall deliver to the holder                         Warrant Shares in accordance with the terms of the Warrant.

Dated:

(Name of Registered Holder)

By:
Name:
Title:

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                      , Federal Identification No.             , a warrant to              the common shares of FOSTER WHEELER LTD., a Bermuda company, represented by warrant certificate no.                      , standing in the name of the undersigned on the books of said company.  The undersigned does hereby irrevocably constitute and appoint                  , attorney to transfer the warrants of said company, with full power of substitution in the premises.

Dated:

(Name of Registered Holder)

By:
Name:
Title:

Exhibit B

[DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.][to be included in global Warrant Certificates held through DTC]

Form of Class B Warrant

VOID AFTER 5 P.M. EASTERN TIME ON________, 2007
(EXCEPT AS PROVIDED IN THE WARRANT AGREEMENT)

WARRANTS TO PURCHASE COMMON SHARES

Warrants

Foster Wheeler Ltd.

CUSIP:

THIS CERTIFIES THAT ____________________ or registered assigns, is the registered holder of the number of Warrants (“Warrants”) set forth above.  Each Warrant is issued by Foster Wheeler Ltd. a Bermuda company, (the “Company”) as provided in the Warrant Agreement, hereinafter more fully described (the “Warrant Agreement”), and will entitle the holder thereof to purchase from the Company, subject to the terms and conditions set forth hereinafter and in the Warrant Agreement, at any time on or after _______, 2005 and before the close of business on __________, 2007, subject to extension, in certain circumstances, as described in the Warrant Agreement (the “Expiration Date”), to purchase [_____] fully paid and non-assessable Common Shares of the Company (“Common Shares”), subject to adjustments as provided in the Warrant Agreement, upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Shares filled in, at the stock transfer office in New York, New York, of [                 ], Warrant Agent of the Company (“Warrant Agent”) or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company.  Each Warrant will entitle the holder to purchase Common Shares for $0.4689 per Common Share or, in certain circumstances, Preferred Shares as provided in the Warrant Agreement (subject to adjustments as provided in the Warrant Agreement).  The number and kind of securities or other property for which the Warrants are exercisable are subject to adjustment to prevent dilution.  All Warrants not theretofore exercised will expire on the Expiration Date.

This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of                  , 2004, between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof.  The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates.  Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at Foster Wheeler Ltd. c/o Foster Wheeler Inc. Perryville Corporate Park Clinton, NJ  08809-4000 Telecopier No.: 908-730-5315 Attention: Steven I. Weinstein.

The Company may but shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Common Shares, but may make adjustment therefore in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

In certain cases, the sale of securities by the Company upon exercise of Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions.  The Company has agreed to use its best efforts to cause a registration statement to continue to be effective during the term of the Warrants with respect to such sales under the Securities Act of 1933, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful.

This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered.  If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to shareholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of shares, reclassification of shares, change of par value or change of shares to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting shareholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this

Warrant Certificate shall have been exercised and the Common Shares purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company’s Common Shares or other class of shares purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

(a)           this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

(b)           the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.  The Company shall not be required to issue or deliver any certificate for Common Shares or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable the holder of this Warrant Certificate at the time of surrender.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

(Remainder of page intentionally left blank; signature page follows)

WITNESS the facsimile signatures of the proper officer of the Company.

Dated:

FOSTER WHEELER LTD.

By:
Name:
Title:

Countersigned:

MELLON INVESTOR SERVICES LLC
as Warrant Agent

By:
Name:
Title:

[TO BE PRINTED ON BACK OF CERTIFICATE]

FORM OF ELECTION TO PURCHASE

The undersigned holder hereby exercises the right to purchase common shares (the “Warrant Shares”) of FOSTER WHEELER LTD., a Bermuda company (the “Company”), evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.             Payment of Warrant Exercise Price.  The holder has paid in connection with this exercise the sum of $               to the Company in accordance with the terms of the Warrant.

2.             Delivery of Warrant Shares.  The Company shall deliver to the holder                         Warrant Shares in accordance with the terms of the Warrant.

Dated:

(Name of Registered Holder)

By:
Name:
Title:

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                      , Federal Identification No.               , a warrant to                  the common shares of FOSTER WHEELER LTD., a Bermuda company, represented by warrant certificate no.                      , standing in the name of the undersigned on the books of said company.  The undersigned does hereby irrevocably constitute and appoint                  , attorney to transfer the warrants of said company, with full power of substitution in the premises.

Dated:

(Name of Registered Holder)

By:
Name:
Title:

Annex A